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                                                                    EXHIBIT  5.1

                            LOCKE LIDDELL & SAPP LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201
                            214-740-8000 (Telephone)
                            214-740-8800 (Facsimile)
                        Writer's Direct No.: 214/740-8743
                         e-mail: kbetts@lockeliddell.com


                                 June 23, 1999




U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270
Dallas, Texas  75230

Dear Ladies and Gentlemen:

         We have acted as counsel to U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for offering by the Company from time to time of up to $175,000,000 aggregate initial offering price of (i) shares of common stock, par value $0.001 per share (the "Common Stock") and (ii) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The Common Stock and the Preferred Stock are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinions expressed herein, we have examined the Registration Statement, the Indenture, the Company's Amended and Restated Articles of Incorporation (the "Charter") and Bylaws and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.



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U.S. Restaurant Properties, Inc.
June 2, 1999
Page 23



         We assume that (i) prior to the issuance of any shares of Common Stock or Preferred Stock (or Securities convertible into shares of Common Stock), there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any such shares, and will comply with all applicable requirements of Maryland law.

         Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:


         (1) The shares of Preferred Stock issuable under the Registration Statement have been duly authorized by the Company and when the Registration Statement has become effective under the Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter and applicable Maryland law, and upon payment for such shares in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, such shares of Preferred Stock issued thereby will be validly issued, fully paid and non-assessable.



         (2) The shares of Common Stock issuable under the Registration Statement have been duly authorized by the Company and when the Registration Statement has become effective under the Act and payment for such shares of Common Stock has been made (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock such shares of Common Stock issued thereby will be validly issued, fully paid and non-assessable by the Company.


         The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law).

         The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the General Corporation Law of the State of Maryland and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.




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U.S. Restaurant Properties, Inc.
June 23, 1999
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                               Sincerely,


                                               LOCKE LIDDELL & SAPP LLP